UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – FINANCIAL INFORMATION

Item 2.02  Results of Operations and Financial Condition

On November 5, 2008, THQ Inc. (“THQ” or the “Registrant”) issued a press release announcing its financial results for the second fiscal quarter of 2009.  A copy of the press release is attached hereto as Exhibit 99.1.

In addition to containing results determined in accordance with United States generally accepted accounting principles (“GAAP”), the earnings release attached as Exhibit 99.1 discloses non-GAAP financial measures that exclude the following: stock-based compensation expense, the effects of deferred revenue and related costs, business realignment expense, the other-than-temporary write down of investments and non-cash valuation allowance for deferred tax assets and the related income tax effects for each of these items.  The non-GAAP financial measures included in the earnings release have been reconciled to the comparable GAAP results and should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Neither the information in this Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05  Costs Associated with Exit or Disposal Activities

On November 3, 2008, the Registrant committed to undertake a significant business realignment to position THQ for future profitability and growth.  As part of this realignment, THQ plans to focus on fewer, higher quality titles, and to align its organization and cost structure accordingly.  The company is in the process of implementing its business realignment plan (the “Plan”), which includes (a) the cancellation of several unannounced titles, (b) the closure of five studios and teams at two additional studios, which resulted in a reduction in headcount of approximately 250 people in THQ’s product development staff, and (c) the streamlining of its corporate organization to support the new product strategy.  THQ has already implemented (a) and (b) above, and is in the process of right-sizing the corporate organization.

THQ has reduced its fiscal 2010 forecasted annual product development spending by approximately $100 million, a reduction of about $30 million below its estimated product development spending in fiscal 2009.  THQ will further reduce costs and streamline operations, and expects to reduce selling, marketing and general and administrative expenses on an annual basis by approximately $20 million.

Impairment charges related to the cancellation of the unannounced titles and long-lived assets associated with the studio closures are currently expected to be $30 million to $35 million, which THQ will incur in fiscal 2009.  THQ anticipates that it will incur significant additional charges as part of its business realignment, most of which will be recognized in the remainder of fiscal 2009; however, THQ is unable in good faith to make an estimate of such charges as of the date hereof.  THQ estimates these charges will consist primarily of  severance and other employee-related costs and lease and other contract termination costs.

The foregoing disclosure contains forward-looking statements within the meaning of the federal securities laws, including statements about the expected impact of the realignment on our business and financial results, the timing of the completion of the realignment and the related charges, the estimated headcount reduction and the estimated major types of costs related to the realignment. Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including the ability of the Registrant to successfully complete its realignment without disruption of its business, any delays in the timing of the realignment and related charges, the possibility that the Registrant incorrectly estimated the realignment charges and the headcount reduction and the possibility that the Registrant is unable to realize the anticipated benefits from the restructuring or that the timing of those benefits is delayed. Except as required under the federal securities laws and the rules and regulations of the SEC, the Registrant does not have any intention or obligation to update publicly any forward looking statements contained in this report, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 2.06     Material Impairments

The disclosures above under Item 2.05 of this Current Report on Form 8–K relating to the Registrant’s business realignment are also responsive to Item 2.06 of this Current Report on Form 8–K and are hereby incorporated by reference into this Item 2.06.

Section 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

Appointment of Interim Chief Financial Officer

On November 5, 2008, the Registrant announced that that Executive Vice President and Chief Financial Officer Colin Slade will take a medical leave of absence for health reasons. The Registrant’s Board of Directors has appointed THQ’s Chief Accounting Officer and Corporate Controller Rasmus van der Colff interim Chief Financial Officer, effective November 6, 2008. Mr. van der Colff previously served as the Registrant’s interim Chief Financial Officer from November 2007 through February 2008.

In connection with Mr. van der Colff’s appointment as interim Chief Financial Officer, he will be paid an additional salary of

$10,000 per month for every month in which he serves as interim Chief Financial Officer.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

	Exhibit Number	Description

	99.1	Press Release dated November 5, 2008, relating to THQ’s financial results for the second fiscal quarter of 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, THQ has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Brian J. Farrell
Date: November 5, 2008		Brian J. Farrell
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated November 5, 2008, relating to THQ’s financial results for the second fiscal quarter of 2009.